Exhibit 99.1
Bank of Hawai‘i Corporation Second Quarter 2026 Financial Results

•Diluted Earnings Per Common Share of $1.47
•Net Income of $63.8 Million
•Net Interest Margin Increased to 2.78%
•Share Repurchases of $17.0 Million

FOR IMMEDIATE RELEASE

HONOLULU, HI (July 27, 2026) -- Bank of Hawai‘i Corporation (NYSE: BOH) (the “Company”) today reported diluted earnings per common share of $1.47 for the second quarter of 2026, compared with $1.30 during the linked quarter. Net income for the quarter was $63.8 million, up 11.1% from the linked quarter. The return on average common equity for the second quarter of 2026 was 15.47% compared with 13.90% during the linked quarter.

“Bank of Hawai‘i delivered solid second quarter results reflecting steady execution and disciplined balance sheet management,” said Jim Polk, President and CEO. “Net interest margin expanded for the ninth consecutive quarter, supported by the ongoing repricing of cash flows. Total loans and leases increased from the prior quarter, while average total deposits were modestly lower during a seasonally lower period. Credit quality remained strong, and we continued to maintain a disciplined approach to expenses.”

Financial Highlights
Net interest income for the second quarter of 2026 was $153.6 million, an increase of 1.7% from the linked quarter. The increase was primarily driven by a 5 basis point increase in earning asset yield as fixed-rate assets rolled off and were reinvested at higher rates (fixed asset repricing), partially offset by a shift from noninterest-bearing deposits and interest-bearing deposits yielding less than 10 basis points to higher yielding interest-bearing deposits accounts (deposit mix shift) and higher deposit costs.

Net interest margin was 2.78% in the second quarter of 2026, an increase of 4 basis points from the linked quarter, reflecting the same asset yield and deposit cost dynamics as previously mentioned.

The average yield on total earning assets was 4.08% and the average yield on loans and leases was 4.79% in the second quarter of 2026, up 5 basis points and 4 basis points, respectively, from the linked quarter. The increase in loan yield from the linked quarter was primarily driven by fixed asset repricing and additional loan production at higher current rates. Loan originations of all loans, including floating rate loans, during the quarter were originated at an average rate of 5.90%.
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Bank of Hawai‘i Corporation Second Quarter 2026 Financial Results	Page 2

The average rate of interest-bearing deposits was 1.73% and the average quarterly rate of total deposits, including noninterest-bearing deposits, was 1.27%, both up 1 basis point from the linked quarter. The increase in the rate on total deposits was primarily driven by deposit mix shift and higher rates on interest-bearing demand and savings deposits, partially offset by maturing time deposits renewing at lower rates. The deposit beta for the downward rate cycle was 35.5% as of the second quarter of 2026.

Noninterest income was $43.3 million in the second quarter of 2026, an increase of 4.8% from the linked quarter. Noninterest income included a $0.4 million and a $0.2 million charge related to a Visa Class B share conversion ratio change in the second quarter of 2026 and linked quarter, respectively. Adjusted for these items, noninterest income for the second quarter of 2026 was up 5.3% from the linked quarter. The increase was primarily due to increases in trust and asset management fees and commissions earned on our annuity and insurance business.

Noninterest expense was $111.2 million in the second quarter of 2026, a decrease of 4.2% from the linked quarter. Noninterest expense in the second quarter included a $0.5 million net benefit related to the forfeiture of restricted stock awards. Noninterest expense in the linked quarter included $3.5 million in expenses related to the accelerated vesting of restricted stock awards pursuant to the retirement provision of performance-based restricted stock granted in 2024 and 2025 and $0.7 million in separation expenses. Adjusted for these items, noninterest expense for the second quarter of 2026 decreased by 0.2% from the linked quarter.

The effective tax rate for the second quarter of 2026 was 22.31% compared to 22.91% during the linked quarter. The lower effective tax rate in the current quarter as compared to the linked quarter was primarily due to higher benefits from certain tax advantaged investments and an increase in tax benefits from discrete items.

Asset Quality

The Company’s overall asset quality remained strong during the second quarter of 2026. Provision for credit losses for the second quarter of 2026 was $3.6 million, up $1.9 million from the linked quarter. This increase was primarily driven by higher net loan and lease charge-offs during the second quarter of 2026 as compared to the linked quarter, which included a $1.6 million recovery on a single commercial mortgage loan.

Total non-performing assets were $11.5 million at June 30, 2026, down $0.6 million from March 31, 2026. Non-performing assets as a percentage of total loans and leases and foreclosed real estate were 0.08% at the end of the quarter, a decrease of 1 basis point from the linked quarter.

Net loan and lease charge-offs during the second quarter of 2026 were $3.4 million or 10 basis points annualized of total average loans and leases outstanding. Gross charge-offs of $4.7 million were partially offset by gross recoveries of $1.3 million. Compared to the linked quarter, net loan and lease charge-offs increased by $2.3 million or 7 basis points annualized on total average loans and leases outstanding.

The allowance for credit losses on loans and leases was $147.0 million at June 30, 2026, unchanged from March 31, 2026. The ratio of the allowance for credit losses to total loans and leases outstanding was 1.03% at the end of the quarter, a decrease of 1 basis point from March 31, 2026.

Balance Sheet

Total assets were $23.8 billion at June 30, 2026, a decrease of 1.4% from December 31, 2025. The decrease from December 31, 2025 was primarily due to decreases in cash and cash equivalents and held-to-maturity securities, partially offset by increases in loans and leases and available-for-sale securities.

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Bank of Hawai‘i Corporation Second Quarter 2026 Financial Results	Page 3
The investment securities portfolio was $7.7 billion at June 30, 2026, a decrease of 0.9% from December 31, 2025. The decrease was primarily due to portfolio runoff, including maturities and paydowns, partially offset by purchases in available-for-sale securities. The investment securities portfolio remains largely comprised of securities issued by U.S. government agencies and U.S. government-sponsored enterprises.

Total loans and leases were $14.3 billion at June 30, 2026, an increase of 1.5% from December 31, 2025. Total commercial loans were $6.2 billion at June 30, 2026, an increase of 2.6% from December 31, 2025. The increase was primarily due to commercial mortgage and commercial and industrial production. Total consumer loans were $8.0 billion at June 30, 2026, an increase of 0.6% from December 31, 2025. The increase was primarily due to increased production in the residential mortgage portfolio, partially offset by amortization and paydowns.

Total deposits were $20.9 billion at June 30, 2026, a decrease of 1.4% from December 31, 2025. Noninterest-bearing deposits made up 26.7% of total deposit balances at June 30, 2026, down from 27.2% at December 31, 2025. Average total deposits were $20.8 billion for the second quarter of 2026, down 0.7% from December 31, 2025.

Capital and Dividends

The Company’s capital levels remain well above regulatory well-capitalized minimums.

The Tier 1 Capital Ratio was 14.45% at June 30, 2026 compared with 14.49% at December 31, 2025. The decrease from December 31, 2025 was due to an increase in risk-weighted assets and share repurchases, as discussed below, partially offset by an increase in retained earnings. The Tier 1 Leverage Ratio was 8.70% at June 30, 2026, compared with 8.57% at December 31, 2025. The increase from December 31, 2025 was due to a decline in average assets and an increase in retained earnings.

The Company repurchased 216 thousand shares of common stock at a total cost of $17.0 million under the share repurchase program in the second quarter of 2026. Total remaining buyback authority under the share repurchase program was $88.9 million at June 30, 2026.

The Company’s Board of Directors declared a quarterly cash dividend of $0.70 per share on the Company’s outstanding common shares. The dividend will be payable on September 15, 2026 to shareholders of record at the close of business on August 31, 2026.

On July 6, 2026, the Company announced that the Board of Directors declared a quarterly dividend payment of $10.94 per share, equivalent to $0.2735 per depositary share, of Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series A, and a quarterly dividend payment of $20.00 per share, equivalent to $0.5000 per depositary share, of Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series B. The depositary shares representing the Series A Preferred Stock and Series B Preferred Stock are traded on the NYSE under the symbol “BOH.PRA” and “BOH.PRB”, respectively. The dividends on the Series A Preferred Stock and Series B Preferred Stock will be payable on August 3, 2026 to shareholders of record of the preferred stock as of the close of business on July 17, 2026.
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Bank of Hawai‘i Corporation Second Quarter 2026 Financial Results	Page 4

Conference Call Information
The Company will review its second quarter financial results today at 8:00 a.m. Hawai‘i Time (2:00 p.m. Eastern Time). The live call, including a slide presentation, will be accessible on the investor relations link of Bank of Hawai‘i Corporation's website, www.boh.com. The webcast can be accessed via the link: https://register-conf.media-server.com/register/BIbf819fb4b2824119b0496adf4c769c13. A replay of the conference call will be available for one year beginning at approximately 11:00 a.m. Hawai‘i Time on Monday, July 27, 2026. The replay will be available on the Company's website, www.boh.com.
Investor Announcements
Investors and others should note that the Company intends to announce financial and other information to the Company’s investors using the Company’s investor relations website at https://ir.boh.com, social media channels, press releases, SEC filings and public conference calls and webcasts, all for purposes of complying with the Company’s disclosure obligations under Regulation FD. Accordingly, investors should monitor these channels, as information is updated, and new information is posted.

Forward-Looking Statements

This news release, and other statements made by the Company in connection with it may contain "forward-looking statements" (as defined in the Private Securities Litigation Reform Act of 1995) that involve risks and uncertainties that could cause results to be materially different from expectations. Forecasts of our financial results and condition, expectations for our operations and business prospects, and our assumptions used in those forecasts and expectations are examples of certain of these forward-looking statements. Do not unduly rely on forward-looking statements. Actual results might differ significantly from our forecasts and expectations because of a variety of factors. More information about these factors is contained in Bank of Hawai‘i Corporation's Annual Report on Form 10-K for the year ended December 31, 2025, which was filed with the U.S. Securities and Exchange Commission. These forward-looking statements are not guarantees of future performance and speak only as of the date made, and, except as required by law, the Company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events, new information or future circumstances.

Bank of Hawai‘i Corporation is an independent regional financial services company serving businesses, consumers, and governments in Hawai‘i and the West Pacific. The Company's principal subsidiary, Bank of Hawai‘i, was founded in 1897. For more information about Bank of Hawai‘i Corporation, see the Company’s website, www.boh.com. Bank of Hawai‘i Corporation is a trade name of Bank of Hawaii Corporation.
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Bank of Hawai‘i Corporation and Subsidiaries
Financial Highlights					Table 1
	Three Months Ended			Six Months Ended
(dollars in thousands, except per share amounts)	June 30, 2026	March 31, 2026	June 30, 2025	June 30, 2026	June 30, 2025
For the Period:
Operating Results
Net Interest Income	$153,604	$150,990	$129,683	$304,594	$255,490
Provision for Credit Losses	3,600	1,750	3,250	5,350	6,500
Total Noninterest Income	43,299	41,332	44,795	84,631	88,853
Total Noninterest Expense	111,186	116,071	110,783	227,257	221,242
Pre-Provision Net Revenue	85,717	76,251	63,695	161,968	123,101
Net Income	63,799	57,432	47,637	121,231	91,622
Net Income Available to Common Shareholders	58,530	52,163	42,368	110,693	81,084
Basic Earnings Per Common Share	1.48	1.32	1.07	2.80	2.05
Diluted Earnings Per Common Share	1.47	1.30	1.06	2.78	2.03
Dividends Declared Per Common Share	0.70	0.70	0.70	1.40	1.40
Performance Ratios
Return on Average Assets	1.07%	0.97%	0.81%	1.02%	0.78%
Return on Average Shareholders' Equity	13.74	12.47	11.21	13.11	10.93
Return on Average Common Equity	15.47	13.90	12.50	14.69	12.16
Efficiency Ratio [1]	56.47	60.35	63.49	58.39	64.25
Net Interest Margin [2]	2.78	2.74	2.39	2.76	2.36
Dividend Payout Ratio [3]	47.30	53.03	65.42	50.00	68.29
Average Shareholders' Equity to Average Assets	7.81	7.81	7.22	7.81	7.16
Average Balances
Average Loans and Leases	$14,218,951	$14,083,875	$14,049,025	$14,151,786	$14,055,563
Average Assets	23,861,848	23,915,334	23,596,955	23,888,444	23,617,398
Average Deposits	20,826,923	20,915,443	20,699,694	20,870,939	20,684,700
Average Shareholders' Equity	1,862,499	1,867,165	1,704,415	1,864,819	1,690,073
Per Share of Common Stock
Book Value	$38.81	$38.10	$35.16	$38.81	$35.16
Tangible Book Value	38.01	37.31	34.37	38.01	34.37
Market Value
Closing	81.49	74.25	67.53	81.49	67.53
High	83.18	80.61	71.35	83.18	76.00
Low	70.07	67.04	57.45	67.04	57.45

	June 30, 2026	March 31, 2026	December 31, 2025	June 30, 2025
As of Period End:
Balance Sheet Totals
Loans and Leases	$14,286,625	$14,192,811	$14,082,050	$14,002,178
Total Assets	23,842,940	23,909,933	24,176,364	23,709,752
Total Deposits	20,892,775	20,957,930	21,188,495	20,798,914
Other Debt	508,124	558,150	558,176	558,226
Total Shareholders' Equity	1,875,467	1,854,563	1,851,212	1,743,107
Asset Quality
Non-Performing Assets	$11,478	$12,090	$14,171	$17,881
Allowance for Credit Losses - Loans and Leases	146,995	146,962	146,766	148,543
Allowance to Loans and Leases Outstanding [4]	1.03%	1.04%	1.04%	1.06%
Capital Ratios [5]
Common Equity Tier 1 Capital Ratio [6]	12.12%	12.06%	12.14%	11.81%
Tier 1 Capital Ratio	14.45	14.40	14.49	14.17
Total Capital Ratio	15.48	15.44	15.54	15.23
Tier 1 Leverage Ratio	8.70	8.62	8.57	8.46
Total Shareholders' Equity to Total Assets	7.87	7.76	7.66	7.35
Tangible Common Equity to Tangible Assets [7]	6.30	6.19	6.11	5.77
Tangible Common Equity to Risk-Weighted Assets [7]	10.38	10.28	10.35	9.62
Non-Financial Data
Full-Time Equivalent Employees	1,910	1,866	1,877	1,921
Branches	52	52	51	51
ATMs	315	319	320	317
1 Efficiency ratio is defined as noninterest expense divided by total revenue (net interest income and total noninterest income).
2 Net interest margin is defined as net interest income, on a taxable-equivalent basis, as a percentage of average earning assets.
3 Dividend payout ratio is defined as dividends declared per common share divided by basic earnings per common share.
4 The numerator comprises the Allowance for Credit Losses - Loans and Leases.
5 Regulatory capital ratios as of June 30, 2026 are preliminary.
6 Capital Ratio as of December 31, 2025 has been updated to reflect final reported ratio.
7 Tangible common equity to tangible assets and tangible common equity to risk-weighted assets are Non-GAAP financial measures. Tangible common equity is defined by the Company as common shareholders' equity minus goodwill. See Table 8 “Reconciliation of Non-GAAP Financial Measures”.

Bank of Hawai‘i Corporation and Subsidiaries
Consolidated Statements of Income					Table 2
	Three Months Ended			Six Months Ended
(dollars in thousands, except per share amounts)	June 30, 2026	March 31, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Interest Income
Interest and Fees on Loans and Leases	$168,624	$164,469	$166,779	$333,093	$329,861
Income on Investment Securities
Available-for-Sale	36,397	34,575	27,007	70,972	51,375
Held-to-Maturity	18,056	18,541	19,835	36,597	40,126
Cash and Cash Equivalents	1,726	3,329	3,817	5,055	9,277
Other	1,313	1,293	1,097	2,606	2,182
Total Interest Income	226,116	222,207	218,535	448,323	432,821
Interest Expense
Deposits	65,804	64,886	82,476	130,690	164,168
Securities Sold Under Agreements to Repurchase	491	486	491	977	1,235
Other Debt	6,217	5,845	5,885	12,062	11,928
Total Interest Expense	72,512	71,217	88,852	143,729	177,331
Net Interest Income	153,604	150,990	129,683	304,594	255,490
Provision for Credit Losses	3,600	1,750	3,250	5,350	6,500
Net Interest Income After Provision for Credit Losses	150,004	149,240	126,433	299,244	248,990
Noninterest Income
Trust and Asset Management	13,712	12,445	12,097	26,157	23,838
Fees, Exchange, and Other Service Charges	11,127	10,928	14,383	22,055	28,820
Service Charges on Deposit Accounts	8,353	8,440	8,119	16,793	16,378
Bank-Owned Life Insurance	3,923	4,147	3,714	8,070	7,325
Annuity and Insurance	2,017	1,469	1,437	3,486	2,992
Mortgage Banking	839	876	849	1,715	1,837
Investment Securities Losses, Net	(1,287)	(1,272)	(1,126)	(2,559)	(2,733)
Other	4,615	4,299	5,322	8,914	10,396
Total Noninterest Income	43,299	41,332	44,795	84,631	88,853
Noninterest Expense
Salaries and Benefits	62,642	68,457	61,308	131,099	124,192
Net Occupancy	10,868	10,782	10,499	21,650	21,058
Net Equipment	10,604	10,611	9,977	21,215	20,169
Data Processing	5,463	5,581	5,456	11,044	10,723
Professional Fees	5,276	4,226	4,263	9,502	8,527
FDIC Insurance	2,978	2,719	3,640	5,697	5,282
Other	13,355	13,695	15,640	27,050	31,291
Total Noninterest Expense	111,186	116,071	110,783	227,257	221,242
Income Before Provision for Income Taxes	82,117	74,501	60,445	156,618	116,601
Provision for Income Taxes	18,318	17,069	12,808	35,387	24,979
Net Income	$63,799	$57,432	$47,637	$121,231	$91,622
Preferred Stock Dividends	5,269	5,269	5,269	10,538	10,538
Net Income Available to Common Shareholders	$58,530	$52,163	$42,368	$110,693	$81,084
Basic Earnings Per Common Share	$1.48	$1.32	$1.07	$2.80	$2.05
Diluted Earnings Per Common Share	$1.47	$1.30	$1.06	$2.78	$2.03
Dividends Declared Per Common Share	$0.70	$0.70	$0.70	$1.40	$1.40
Basic Weighted Average Common Shares	39,513,447	39,568,000	39,622,998	39,540,239	39,588,916
Diluted Weighted Average Common Shares	39,734,782	39,981,356	39,895,093	39,839,337	39,888,294

Bank of Hawai‘i Corporation and Subsidiaries
Consolidated Statements of Condition				Table 3
(dollars in thousands, except per share amounts)	June 30, 2026	March 31, 2026	December 31, 2025	June 30, 2025
Assets
Cash and Cash Equivalents	$452,814	$425,080	$946,520	$768,683
Investment Securities
Available-for-Sale	3,618,515	3,722,405	3,510,652	3,111,504
Held-to-Maturity (Fair Value of $3,452,980; $3,549,687; $3,651,966; and $3,754,794)	4,070,908	4,163,261	4,245,681	4,441,353
Loans Held for Sale	5,089	3,609	4,369	1,867
Loans and Leases	14,286,625	14,192,811	14,082,050	14,002,178
Allowance for Credit Losses	(146,995)	(146,962)	(146,766)	(148,543)
Net Loans and Leases	14,139,630	14,045,849	13,935,284	13,853,635
Premises and Equipment, Net	223,463	215,859	199,747	192,221
Operating Lease Right-of-Use Assets	84,519	82,244	83,424	83,594
Accrued Interest Receivable	70,646	70,555	69,899	67,204
Mortgage Servicing Rights	16,626	17,036	17,455	18,362
Goodwill	31,517	31,517	31,517	31,517
Bank-Owned Life Insurance	508,869	499,681	499,795	488,028
Other Assets	620,344	632,837	632,021	651,784
Total Assets	$23,842,940	$23,909,933	$24,176,364	$23,709,752
Liabilities
Deposits
Noninterest-Bearing Demand	$5,575,291	$5,653,265	$5,755,371	$5,424,471
Interest-Bearing Demand	4,075,694	3,884,305	3,910,952	3,855,120
Savings	8,705,102	8,683,875	8,741,090	8,481,328
Time	2,536,688	2,736,485	2,781,082	3,037,995
Total Deposits	20,892,775	20,957,930	21,188,495	20,798,914
Securities Sold Under Agreements to Repurchase	50,000	50,000	50,000	50,000
Other Debt	508,124	558,150	558,176	558,226
Operating Lease Liabilities	93,568	91,213	92,402	92,381
Retirement Benefits Payable	25,496	25,686	20,139	23,528
Accrued Interest Payable	16,390	19,757	22,370	26,732
Other Liabilities	381,120	352,634	393,570	416,864
Total Liabilities	21,967,473	22,055,370	22,325,152	21,966,645
Shareholders’ Equity
Preferred Stock (Series A, $.01 par value; authorized 180,000 shares issued and outstanding)	180,000	180,000	180,000	180,000
Preferred Stock (Series B, $.01 par value; authorized 165,000 shares issued and outstanding)	165,000	165,000	165,000	165,000
Common Stock ($.01 par value; authorized 500,000,000 shares; issued / outstanding: June 30, 2026 - 59,020,336 / 39,439,677; March 31, 2026 - 59,000,929 / 39,620,563; December 31, 2025 - 58,780,253 / 39,725,698 and June 30, 2025 - 58,775,870 / 39,765,375)	590	590	587	587
Capital Surplus	675,654	672,584	664,781	655,479
Accumulated Other Comprehensive Loss	(243,475)	(247,217)	(244,438)	(299,194)
Retained Earnings	2,260,152	2,229,539	2,205,707	2,158,450
Treasury Stock, at Cost (Shares: June 30, 2026 - 19,580,659; March 31, 2026 - 19,380,366; December 31, 2025 - 19,054,555; and June 30, 2025 - 19,010,495)	(1,162,454)	(1,145,933)	(1,120,425)	(1,117,215)
Total Shareholders’ Equity	1,875,467	1,854,563	1,851,212	1,743,107
Total Liabilities and Shareholders’ Equity	$23,842,940	$23,909,933	$24,176,364	$23,709,752

Bank of Hawai‘i Corporation and Subsidiaries
Average Balances and Interest Rates - Taxable-Equivalent Basis [1]								Table 4a
	Three Months Ended June 30, 2026			Three Months Ended March 31, 2026			Three Months Ended June 30, 2025
(dollars in millions)	Average Balance	Income/Expense [2]	Yield/Rate	Average Balance	Income/Expense [2]	Yield/Rate	Average Balance	Income/Expense [2]	Yield/Rate
Earning Assets
Cash and Cash Equivalents	$196.2	$1.7	3.48%	$372.5	$3.3	3.58%	$353.7	$3.8	4.27%
Investment Securities
Available-for-Sale
Taxable	3,669.5	36.1	3.93	3,598.1	34.2	3.82	2,987.2	26.7	3.58
Non-Taxable	31.7	0.4	5.08	32.1	0.4	5.07	27.4	0.4	5.85
Held-to-Maturity
Taxable	4,091.6	17.9	1.75	4,175.4	18.4	1.76	4,462.1	19.7	1.77
Non-Taxable	33.4	0.2	2.10	33.5	0.2	2.10	34.0	0.2	2.10
Total Investment Securities	7,826.2	54.6	2.79	7,839.1	53.2	2.72	7,510.7	47.0	2.50
Loans Held for Sale	2.7	0.0	6.20	3.6	0.1	5.22	2.2	0.0	5.66
Loans and Leases [3]
Commercial Mortgage	4,314.9	55.7	5.17	4,220.6	54.1	5.19	4,025.2	53.7	5.35
Commercial and Industrial	1,624.6	19.5	4.83	1,583.4	18.7	4.79	1,668.1	21.1	5.07
Construction	209.7	3.3	6.30	215.7	3.4	6.46	366.2	6.7	7.30
Commercial Lease Financing	84.6	0.9	4.26	86.9	0.9	4.29	93.4	1.0	4.07
Residential Mortgage	4,812.6	48.9	4.06	4,781.9	47.8	4.00	4,626.5	45.6	3.95
Home Equity	2,085.3	24.1	4.63	2,103.1	23.6	4.55	2,141.5	23.3	4.37
Automobile	677.4	9.5	5.65	684.6	9.4	5.57	730.1	9.4	5.19
Other	409.9	7.9	7.74	407.7	7.8	7.76	398.0	7.5	7.53
Total Loans and Leases	14,219.0	169.8	4.79	14,083.9	165.7	4.75	14,049.0	168.3	4.80
Other	82.8	1.4	6.34	81.9	1.3	6.31	65.2	1.1	6.72
Total Earning Assets	22,326.9	227.5	4.08	22,381.0	223.6	4.03	21,980.8	220.2	4.01
Non-Earning Assets	1,534.9			1,534.3			1,616.2
Total Assets	$23,861.8			$23,915.3			$23,597.0

Interest-Bearing Liabilities
Interest-Bearing Deposits
Demand	$3,781.7	$7.4	0.78%	$3,839.0	$6.6	0.69%	$3,705.5	$7.6	0.82%
Savings	8,750.0	39.9	1.83	8,668.4	38.7	1.81	8,578.6	48.1	2.25
Time	2,707.6	18.5	2.75	2,753.6	19.6	2.89	3,050.0	26.8	3.52
Total Interest-Bearing Deposits	15,239.3	65.8	1.73	15,261.0	64.9	1.72	15,334.1	82.5	2.16
Securities Sold Under Agreements to Repurchase	50.0	0.5	3.88	50.0	0.5	3.89	50.0	0.5	3.88
Other Debt	593.3	6.2	4.20	560.9	5.8	4.23	558.3	5.9	4.23
Total Interest-Bearing Liabilities	15,882.6	72.5	1.83	15,871.9	71.2	1.82	15,942.4	88.9	2.24
Net Interest Income		$155.0			$152.4			$131.3
Interest Rate Spread			2.25%			2.21%			1.77%
Net Interest Margin			2.78%			2.74%			2.39%
Noninterest-Bearing Demand Deposits	5,587.6			5,654.4			5,365.6
Other Liabilities	529.1			521.8			584.6
Shareholders' Equity	1,862.5			1,867.2			1,704.4
Total Liabilities and Shareholders' Equity	$23,861.8			$23,915.3			$23,597.0
1Due to rounding, the amounts presented in this table may not tie to other amounts presented elsewhere in this report.
2Interest income includes taxable-equivalent basis adjustments, based upon a federal statutory tax rate of 21%, of $1.4 million, $1.4 million, and $1.6 million for the three months ended June 30, 2026, March 31, 2026, and June 30, 2025, respectively.
3Non-performing loans and leases are included in the respective average loan and lease balances.

Bank of Hawai‘i Corporation and Subsidiaries
Average Balances and Interest Rates - Taxable-Equivalent Basis [1]						Table 4b
	Six Months Ended June 30, 2026			Six Months Ended June 30, 2025
(dollars in millions)	Average Balance	Income/Expense [2]	Yield/Rate	Average Balance	Income/Expense [2]	Yield/Rate
Earning Assets
Cash and Cash Equivalents	$283.8	$5.1	3.54%	$426.4	$9.3	4.33%
Investment Securities
Available-for-Sale
Taxable	3,634.0	70.3	3.88	2,889.3	50.8	3.53
Non-Taxable	31.9	0.8	5.08	24.3	0.7	5.77
Held-to-Maturity
Taxable	4,133.2	36.3	1.76	4,505.1	39.8	1.77
Non-Taxable	33.5	0.4	2.10	34.1	0.4	2.10
Total Investment Securities	7,832.6	107.8	2.76	7,452.8	91.7	2.47
Loans Held for Sale	3.1	0.1	5.65	2.2	0.1	5.87
Loans and Leases [3]
Commercial Mortgage	4,268.0	109.7	5.18	4,020.3	106.2	5.33
Commercial and Industrial	1,604.1	38.2	4.81	1,685.8	42.3	5.06
Construction	212.7	6.7	6.38	352.4	12.7	7.26
Commercial Lease Financing	85.7	1.8	4.27	92.3	1.8	3.95
Residential Mortgage	4,797.3	96.8	4.03	4,621.6	90.5	3.91
Home Equity	2,094.2	47.7	4.59	2,147.9	45.8	4.30
Automobile	681.0	18.9	5.61	741.3	18.8	5.10
Other	408.8	15.7	7.75	394.0	14.6	7.47
Total Loans and Leases	14,151.8	335.5	4.77	14,055.6	332.7	4.76
Other	82.5	2.6	6.33	65.2	2.1	6.70
Total Earning Assets	22,353.8	451.1	4.05	22,002.2	435.9	3.98
Non-Earning Assets	1,534.6			1,615.2
Total Assets	$23,888.4			$23,617.4

Interest-Bearing Liabilities
Interest-Bearing Deposits
Demand	$3,810.2	$14.0	0.74%	$3,739.2	$14.7	0.79%
Savings	8,709.4	78.6	1.82	8,561.7	95.2	2.24
Time	2,730.5	38.1	2.82	3,043.7	54.3	3.60
Total Interest-Bearing Deposits	15,250.1	130.7	1.73	15,344.6	164.2	2.16
Securities Sold Under Agreements to Repurchase	50.0	1.0	3.89	63.3	1.2	3.88
Other Debt	577.2	12.0	4.21	568.2	11.9	4.23
Total Interest-Bearing Liabilities	15,877.3	143.7	1.83	15,976.1	177.3	2.24
Net Interest Income		$307.4			$258.6
Interest Rate Spread			2.22%			1.74%
Net Interest Margin			2.76%			2.36%
Noninterest-Bearing Demand Deposits	5,620.8			5,340.1
Other Liabilities	525.5			611.1
Shareholders’ Equity	1,864.8			1,690.1
Total Liabilities and Shareholders’ Equity	$23,888.4			$23,617.4
1.Due to rounding, the amounts presented in this table may not tie to other amounts presented elsewhere in this report.
2.Interest income includes taxable-equivalent basis adjustments, based upon a federal statutory tax rate of 21%, of $2.8 million and $3.1 million for the six months ended June 30, 2026 and June 30, 2025, respectively.
3.Non-performing loans and leases are included in the respective average loan and lease balances.

Bank of Hawai‘i Corporation and Subsidiaries
Loan and Lease Portfolio Balances					Table 5
(dollars in thousands)	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
Commercial
Commercial Mortgage	$4,319,221	$4,341,448	$4,205,791	$4,040,711	$4,038,956
Commercial and Industrial	1,676,535	1,575,207	1,584,245	1,581,232	1,597,560
Construction	164,504	204,993	208,584	380,944	374,768
Lease Financing	85,338	84,651	88,303	92,213	92,842
Total Commercial	6,245,598	6,206,299	6,086,923	6,095,100	6,104,126
Consumer
Residential Mortgage	4,864,875	4,800,256	4,775,502	4,685,214	4,637,014
Home Equity	2,079,127	2,095,521	2,114,809	2,129,599	2,139,025
Automobile	674,899	680,570	690,376	699,244	715,688
Other	422,126	410,165	414,440	412,422	406,325
Total Consumer	8,041,027	7,986,512	7,995,127	7,926,479	7,898,052
Total Loans and Leases	$14,286,625	$14,192,811	$14,082,050	$14,021,579	$14,002,178

Deposits
(dollars in thousands)	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
Consumer	$10,454,082	$10,530,223	$10,466,617	$10,393,932	$10,429,271
Commercial	8,167,262	8,340,279	8,597,265	8,348,396	8,243,898
Public and Other	2,271,431	2,087,428	2,124,613	2,338,341	2,125,745
Total Deposits	$20,892,775	$20,957,930	$21,188,495	$21,080,669	$20,798,914

Average Deposits
	Three Months Ended
(dollars in thousands)	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
Consumer	$10,474,385	$10,461,004	$10,373,200	$10,387,715	$10,435,867
Commercial	8,436,028	8,431,519	8,478,592	8,504,078	8,316,893
Public and Other	1,916,510	2,022,920	2,128,407	2,176,493	1,946,933
Total Deposits	$20,826,923	$20,915,443	$20,980,199	$21,068,286	$20,699,693

Bank of Hawai‘i Corporation and Subsidiaries
Non-Performing Assets and Accruing Loans and Leases Past Due 90 Days or More					Table 6
(dollars in thousands)	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
Non-Performing Assets
Non-Accrual Loans and Leases
Commercial
Commercial Mortgage	$-	$-	$2,085	$2,498	$2,566
Commercial and Industrial	1,734	1,860	1,940	3,506	3,744
Total Commercial	1,734	1,860	4,025	6,004	6,310
Consumer
Residential Mortgage	5,348	5,410	5,382	5,628	5,842
Home Equity	4,225	4,525	4,469	5,107	5,387
Total Consumer	9,573	9,935	9,851	10,735	11,229
Total Non-Accrual Loans and Leases	11,307	11,795	13,876	16,739	17,539
Foreclosed Real Estate	171	295	295	125	342
Total Non-Performing Assets	$11,478	$12,090	$14,171	$16,864	$17,881
Accruing Loans and Leases Past Due 90 Days or More
Consumer
Residential Mortgage	$8,887	$10,733	$8,834	$7,456	$9,070
Home Equity	3,503	1,556	2,152	2,765	1,867
Automobile	763	672	520	525	680
Other	965	764	753	578	630
Total Consumer	14,118	13,725	12,259	11,324	12,247
Total Accruing Loans and Leases Past Due 90 Days or More	$14,118	$13,725	$12,259	$11,324	$12,247
Total Loans and Leases	$14,286,625	$14,192,811	$14,082,050	$14,021,579	$14,002,178
Ratio of Non-Accrual Loans and Leases to Total Loans and Leases	0.08%	0.08%	0.10%	0.12%	0.13%
Ratio of Non-Performing Assets to Total Loans and Leases and Foreclosed Real Estate	0.08%	0.09%	0.10%	0.12%	0.13%
Ratio of Non-Performing Assets to Total Assets	0.05%	0.05%	0.06%	0.07%	0.08%
Ratio of Commercial Non-Performing Assets to Total Commercial Loans and Leases and Commercial Foreclosed Real Estate	0.03%	0.03%	0.07%	0.10%	0.10%
Ratio of Consumer Non-Performing Assets to Total Consumer Loans and Leases and Consumer Foreclosed Real Estate	0.12%	0.13%	0.13%	0.14%	0.15%
Ratio of Non-Performing Assets and Accruing Loans and Leases Past Due 90 Days or More to Total Loans and Leases and Foreclosed Real Estate	0.18%	0.18%	0.19%	0.20%	0.22%

Bank of Hawai‘i Corporation and Subsidiaries
Reserve for Credit Losses					Table 7
	Three Months Ended			Six Months Ended
(dollars in thousands)	June 30, 2026	March 31, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Balance at Beginning of Period	$149,078	$148,403	$149,496	$148,403	$150,649
Loans and Leases Charged-Off
Commercial
Commercial and Industrial	(385)	(230)	(206)	(615)	(1,605)
Consumer
Residential Mortgage	—	(15)	—	(15)	—
Home Equity	(219)	(6)	(155)	(225)	(230)
Automobile	(1,735)	(1,417)	(1,253)	(3,152)	(3,004)
Other	(2,400)	(2,394)	(2,397)	(4,794)	(4,881)
Total Loans and Leases Charged-Off	(4,739)	(4,062)	(4,011)	(8,801)	(9,720)
Recoveries on Loans and Leases Previously Charged-Off
Commercial
Commercial Mortgage	—	1,617	—	1,617	—
Commercial and Industrial	72	53	78	125	155
Consumer
Residential Mortgage	22	11	11	33	22
Home Equity	77	137	180	214	308
Automobile	626	579	557	1,205	1,190
Other	540	590	567	1,130	1,024
Total Recoveries on Loans and Leases	1,337	2,987	1,393	4,324	2,699
Net Charged-Off - Loans and Leases	(3,402)	(1,075)	(2,618)	(4,477)	(7,021)
Provision for Credit Losses:
Loans and Leases	3,435	1,271	3,454	4,706	7,036
Unfunded Commitments	165	479	(204)	644	(536)
Total Provision for Credit Losses	3,600	1,750	3,250	5,350	6,500
Balance at End of Period	$149,276	$149,078	$150,128	$149,276	$150,128
Components
Allowance for Credit Losses - Loans and Leases	$146,995	$146,962	$148,543	$146,995	$148,543
Reserve for Unfunded Commitments	2,281	2,116	1,585	2,281	1,585
Total Reserve for Credit Losses	$149,276	$149,078	$150,128	$149,276	$150,128
Average Loans and Leases Outstanding	$14,218,951	$14,083,875	$14,049,025	$14,151,786	$14,055,563
Ratio of Net Loans and Leases Charged-Off to Average Loans and Leases Outstanding (annualized)	0.10%	0.03%	0.07%	0.06%	0.10%
Ratio of Allowance for Credit Losses to Loans and Leases Outstanding [1]	1.03%	1.04%	1.06%	1.03%	1.06%
1The numerator comprises the Allowance for Credit Losses - Loans and Leases.

Bank of Hawai‘i Corporation and Subsidiaries
Reconciliation of Non-GAAP Financial Measures				Table 8
(dollars in thousands)	June 30, 2026	March 31, 2026	December 31, 2025	June 30, 2025
Total Shareholders' Equity	$1,875,467	$1,854,563	$1,851,212	$1,743,107
Less: Preferred Stock	345,000	345,000	345,000	345,000
Goodwill	31,517	31,517	31,517	31,517
Tangible Common Equity	$1,498,950	$1,478,046	$1,474,695	$1,366,590

Total Assets	$23,842,940	$23,909,933	$24,176,364	$23,709,752
Less: Goodwill	31,517	31,517	31,517	31,517
Tangible Assets	$23,811,423	$23,878,416	$24,144,847	$23,678,235

Risk-Weighted Assets, determined in accordance with prescribed regulatory requirements [1,2]	$14,442,396	$14,382,622	$14,246,238	$14,208,032

Total Shareholders' Equity to Total Assets	7.87%	7.76%	7.66%	7.35%
Tangible Common Equity to Tangible Assets (Non-GAAP)	6.30%	6.19%	6.11%	5.77%

Tier 1 Capital Ratio [1]	14.45%	14.40%	14.49%	14.17%
Tangible Common Equity to Risk-Weighted Assets (Non-GAAP) [1]	10.38%	10.28%	10.35%	9.62%
1Regulatory capital ratios as of June 30, 2026 are preliminary.
2 Risk-Weighted Assets as of December 31, 2025 has been updated to reflect final reported amount.